Exhibit 21.1
Dun & Bradstreet Holdings, Inc.
List of Subsidiaries as of December 31, 2021

Subsidiary	Domestic Jurisdiction
Avention Singapore Pte. Ltd. (Singapore)	Singapore
Avention UK Limited	England
Avention, Inc.	Delaware, USA
Beijing MicroMarketing D&B Marketing Consulting Co., Ltd.	China
Bisnode AB	Sweden
BISNODE BH društvo sa ograničenom odgovornošću Sarajevo	Bosnia
Bisnode Business Information Group AB	Sweden
Bisnode D&B Denmark A/S	Denmark
Bisnode D&B Finland Oy	Finland
Bisnode D&B Norway AS	Norway
Bisnode D&B Polska sp z.o.o.	Poland
Bisnode Denmark A/S	Denmark
Bisnode Dun & Bradstreet Sverige AB	Sweden
Bisnode Estonia AS	Estonia
Bisnode Finland Oy	Finland
Bisnode Holding BeNeFra B.V.	Netherlands
Bisnode KIT AB	Sweden
Bisnode Kredit AB	Sweden
Bisnode Marketing Oy	Finland
Bisnode Norge AS	Norway
Bisnode Slovensko s.r.o.	Slovakia
Bisnode Sverige AB	Sweden
Business Online Public Co., Ltd.	Thailand
Cannondale Holdings, Inc.	Delaware, USA
Cannondale Investments, Inc.	Delaware, USA
Corinthian Leasing Corporation	Delaware, USA
D&B Business Information Solutions Unlimited Company	Ireland
D&B Business Services Group Partnership	Delaware, USA
D&B Canadian Holding B.V.	Netherlands
D&B Europe Limited	England
D&B Group Holdings (UK)	England
D&B Group Limited	Delaware, USA
D&B Group Limited (Branch)	England
D&B Holdings (UK)	England
D&B Holdings Australia Limited	England
D&B Information Services (M) Sdn. Bhd.	Malaysia
D&B International Holdings B.V.	Netherlands
D&B Investing 1, LLC	Delaware, USA

Exhibit 21.1

D&B Management Services Co.	Delaware, USA
D&B Mauritius Limited	Mauritius
DBXB Anz Pty Ltd.	Australia
DBXB Netherlands B.V.	Netherlands
DBXB S.r.l.	Italy
Dun & Bradstreet (Asia Pacific) Pte. Ltd.	Singapore
Dun & Bradstreet (D&B) Malaysia Sdn. Bhd.	Malaysia
Dun & Bradstreet (HK) Limited	Hong Kong
Dun & Bradstreet (SCS) BV	Netherlands
Dun & Bradstreet (Singapore) Pte. Ltd.	Singapore
Dun & Bradstreet (U.K.) Pension Plan Trustee Company Ltd	England
Dun & Bradstreet Austria GmbH	Austria
Dun & Bradstreet Biuro Informacji Gospodarczej S.A.	Poland
Dun & Bradstreet Czech Republic, a.s.	Czech Republic
Dun & Bradstreet d.o.o	Zagreb
Dun & Bradstreet d.o.o	Slovenia
Dun & Bradstreet d.o.o.	Serbia
Dun & Bradstreet Deutschland GmbH	Germany
Dun & Bradstreet Deutschland Holding GmbH	Germany
Dun & Bradstreet Emerging Businesses Corp.	Delaware, USA
Dun & Bradstreet Europe Data Science Innovation SA	Belgium
Dun & Bradstreet European Business Information Center B.V.	Netherlands
Dun & Bradstreet Finance Limited	England
Dun & Bradstreet Government Solutions, Inc.	Delaware, USA
Dun & Bradstreet Holdings B.V.	Netherlands
Dun & Bradstreet Hungary Kft.	Hungary
Dun & Bradstreet Information Services India Pvt. Ltd.	India
Dun & Bradstreet Interfax B.V.	Netherlands
Dun & Bradstreet International Consultant (Shanghai) Co. Ltd.	China
Dun & Bradstreet International, Ltd.	Delaware, USA
Dun & Bradstreet International, Ltd. - Korea Branch	Republic of Korea
Dun & Bradstreet International, Ltd., Taiwan Branch	Taiwan Province of China
Dun & Bradstreet Investments Limited	England
Dun & Bradstreet Japan Ltd.	Japan
Dun & Bradstreet Limited	England
Dun & Bradstreet NetProspex, Inc.	Delaware, USA
Dun & Bradstreet Poland sp z.o.o.	Poland
Dun & Bradstreet S.A.	Uruguay
Dun & Bradstreet Schweiz AG	Switzerland
Dun & Bradstreet Unterstuetzungskasse GmbH	Germany
Dun & Bradstreet, Inc.	Delaware, USA
Dun & Bradstreet, S.A. Sociedad de Informacion Crediticia	Mexico
Evince Analytics, Incorporated	Virginia, USA
Eyeota Australia Pte. Ltd.	Australia
Eyeota Holdings Pte. Ltd.	Singapore

Exhibit 21.1

Eyeota India Private Limited	India
Eyeota Japan Corporation	Japan
Eyeota Limited	Hong Kong
Eyeota Pte. Ltd.	Singapore
Eyeota UK Limited	England
Eyeota USA Inc	Delaware, USA
Hoover's, Inc.	Delaware, USA
Ifico-Buergel AG	Switzerland
Indobizinfo Pte Ltd.	Singapore
Interfax Dun & Bradstreet Holding B.V.	Netherlands
Kosmos Business Information Limited	England
Lattice Engines (Beijing) Technology Co., Ltd.	China
Lattice Engines, Inc.	Delaware, USA
MadObjective, Inc.	Delaware, USA
Marknadsinformation Analys MIA AB	Sweden
NetWise Data, LLC	Florida, USA
NICE D&B Co., Ltd.	Republic of Korea
OneSource Information Services UK Limited	England
Orb Intelligence, Inc.	Delaware, USA
Prestaleads SAS	France
Shanghai Huaxia Dun & Bradstreet Business Information Consulting Co. Limited	China
SIA Datu Serviss	Latvia
SMERA Ratings Limited - Acuite Ratings & Research Limited (Current Name)	India
Star Intermediate II, LLC	Delaware, USA
Star Intermediate III, LLC	Delaware, USA
The D&B Companies of Canada ULC	Canada
The Dun & Bradstreet Corporation	Delaware, USA
The Dun & Bradstreet Corporation Foundation	Delaware, USA
Tradethink Limited	Cyprus
TransUnion Limited	Hong Kong
Triopax Investments Limited	Cyprus
Vendemore Nordic AB	Sweden